Exhibit 99.1

Kindred Biosciences Announces Positive Results from Pivotal Study of KIND-012 for Pyrexia in Horses, and Provides Other Product Updates
KIND-012 study meets primary endpoint with p<0.0001. Data to be filed with the FDA for approval. SentiKind study misses primary endpoint.
Conference call and webcast scheduled for 5:00 p.m. Eastern Time today.
San Francisco, CA (November 16, 2015) Kindred Biosciences, Inc. (NASDAQ: KIN), a biopharmaceutical company focused on saving and improving the lives of pets, today announced positive topline results from its pivotal field study (KB0120) of KIND-012 for the control of pyrexia (fever) in horses.
This study, KB0120, was a multicenter, randomized, blinded, placebo-controlled pivotal study that enrolled 138 horses to assess the effectiveness of KIND-012. The primary endpoint was improvement (a 2°F or greater decrease in temperature from baseline) or resolution of fever (a return to normothermia (≤101.0°F)) at hour 6 following treatment. The success rate was approximately 75% in the KIND-012 group vs. approximately 20% in the placebo group (p < 0.0001).  Based on preliminary review of the safety data, the drug appears to be well tolerated.
KindredBio has already completed the in-life portion of the Target Animal Safety Study successfully and is currently preparing the Chemistry, Manufacturing, and Controls technical section of the New Animal Drug Application. The Company plans to file the Effectiveness Technical Section with the data from the KIND-012 pivotal field study with FDA in Q1 2016.
The Company also announced today that its pivotal field study (KB090) of SentiKind™ for the control of pain following orthopedic surgery in dogs did not meet its primary endpoint. The data are in the process of being fully analyzed to determine next steps for this program.
Richard Chin, M.D., President and Chief Executive Officer, stated, “We are very pleased and excited by the positive results of our pivotal KIND-012 study. KIND-012 addresses an important unmet medical need in horses and will be the first of what we believe will be multiple successful drug candidates in our equine franchise. We plan to file the data with the FDA expeditiously for approval of the drug and are excited about commercializing this product.”
“The SentiKind results, which we very recently unblinded, are obviously disappointing, especially for our canine patients, because better pain management choices are needed. We thank our investigators, pet owners, and team members who made this study possible. We believe in learning from our experiences, and we will apply the lessons we learned from our canine pain programs. For example, going forward, we plan to avoid, as much as possible, indications with subjective endpoints like pain. In addition, we plan to conduct pilot studies for most of our programs. We believe we can continue to have successful programs by adopting these changes.”
“We remain deeply committed to our mission to use our resources to better the lives of our animal companions, particularly in our growing equine and biologics franchises. We have a deep pipeline, a strong cash position, and a highly disciplined approach to managing spending that will allow us to continue to develop multiple other exciting product candidates.”

KindredBio also announced that results from the pivotal study of KIND-010 for management of weight loss in cats are expected by middle of 2016. KindredBio has completed a placebo-controlled, blinded pilot study of KIND-010 with positive results (p<0.05). The primary endpoint for the pivotal study is percent change in body weight.
KindredBio also announced that it will be initiating a pilot field study of feline epo early 2016, on the heels of a positive laboratory pilot feline epo pilot study. The primary endpoint for the feline epo program is expected to be hematocrit or hemoglobin levels.
Conference Call
KindredBio will host a conference call today at 5:00 p.m. Eastern Time.   Interested parties may access the call by dialing toll-free (866) 410-5513 from the US, or (704) 908-0328 internationally, and using conference ID 82239944.  The call will also be webcast at http://edge.media-server.com/m/p/xv2idrza.

Exhibit 99.1

An audio replay will be accessible for 30 days at http://www.kindredbio.com/events.
About Kindred Biosciences
Kindred Biosciences is a development-stage biopharmaceutical company focused on saving and improving the lives of pets.  Its mission is to bring to pets the same kinds of safe and effective medicines that human family members enjoy.  The Company’s strategy is to identify compounds and targets that have already demonstrated safety and efficacy in humans and to develop therapeutics based on these validated compounds and targets for dogs, cats, and horses.  The Company has a deep pipeline of novel drugs and biologics in development across many therapeutic classes.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding our expectations about the trials, regulatory approval, manufacturing, distribution and commercialization of our current and future product candidates, and statements regarding our anticipated revenues, expenses, margins, profits and use of cash.
These forward-looking statements are based on our current expectations. These statements are not promises or guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements.  These risks include, but are not limited to, the following:  our limited operating history and expectations of losses for the foreseeable future; the absence of revenue from our product candidates for the foreseeable future; our potential inability to obtain any necessary additional financing; our substantial dependence on the success of our lead product candidates, which may not be successfully commercialized even if they are approved for marketing; the effect of competition; our potential inability to obtain regulatory approval for our existing or future product candidates; our dependence on third parties to conduct some of our development activities; our dependence upon third-party manufacturers for supplies of our product candidates; uncertainties regarding the outcomes of trials regarding our product candidates; our potential failure to attract and retain senior management and key scientific personnel; uncertainty about our ability to develop a satisfactory sales organization; our significant costs of operating as a public company; our potential inability to obtain patent protection and other intellectual property protection for our product candidates; potential claims by third parties alleging our infringement of their patents and other intellectual property rights; our potential failure to comply with regulatory requirements, which are subject to change on an ongoing basis; the potential volatility of our stock price; and the significant control over our business by our principal stockholders and management.
For a further description of these risks and other risks that we face, please see the risk factors described in our filings with the U.S. Securities and Exchange Commission (the SEC), including the risk factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q filed with the SEC.  As a result of the risks described above and in our filings with the SEC, actual results may differ materially from those indicated by the forward-looking statements made in this press release.   Forward-looking statements contained in this press release speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.
Contact
Denise Bevers
KindredBio
denise.bevers@kindredbio.com
(650) 701-7904